UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 26, 2026
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Departure
On August 25 and 26, 2026, in connection with its scheduled annual review of the Shareholders Agreement, dated December 18, 2018, between the Company and Darwin A. Deason (the “Shareholders Agreement”), the Board of Directors of the Company (the “Board”) reviewed the status of the Shareholders Agreement and of the irrevocable resignation delivered thereunder by Scott Letier.
Mr. Letier was appointed to the Board as Mr. Deason’s designee under the Shareholders Agreement. Concurrently with the execution of the Shareholders Agreement, Mr. Letier delivered to the Company an irrevocable resignation from his position as a director of the Company and from all committees of the Board on which he serves, to become effective upon Mr. Deason, together with his controlled affiliates, ceasing to have beneficial ownership of at least 4.9% of the outstanding voting securities of the Company. Mr. Deason died on December 2, 2025. By its terms, the Shareholders Agreement and the rights thereunder are not assignable, directly or indirectly, by operation of law or otherwise.
Following its review, and upon the recommendation of the Corporate Governance Committee, the Board determined on August 26, 2026 that the conditions to Mr. Letier’s irrevocable resignation have been satisfied. Mr. Letier’s service as a director of the Company and on all committees of the Board on which he served ended on August 26, 2026. In addition, in light of Mr. Deason’s death all of the Company’s obligations under the Shareholders Agreement have been satisfied and the Shareholders Agreement is of no further force and effect.
Prior to his departure, Mr. Letier served as Chair of the Audit Committee of the Board and as a member of the Corporate Governance Committee and the Risk Oversight Committee of the Board. In connection with Mr. Letier’s departure, the Board appointed the members and Chairs of its standing committees as follows: the Audit Committee consists of Michael Fucci, as Chair, Greta Van and Adam Demuyakor; the Compensation Committee consists of Michael Fucci, as Chair, Margarita Paláu-Hernández, Greta Van and Adam Demuyakor; the Corporate Governance Committee consists of Adam Demuyakor, as Chair, Michael Fucci and Margarita Paláu-Hernández; and the Risk Oversight Committee consists of Greta Van, as Chair, Michael Fucci, Margarita Paláu-Hernández and Adam Demuyakor.
Item 1.02 Termination of a Material Definitive Agreement.
The disclosures included in Item 5.02 above are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: August 28, 2026

CONDUENT INCORPORATED

By:	/s/ Anna Novoseletsky
Anna Novoseletsky
Executive Vice President, General Counsel and Secretary